Exhibit 99.1

NEWS RELEASE

Nabors Announces Retirement of CFO William Restrepo

HAMILTON, Bermuda, March 19, 2025 /PRNewswire/ - Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today announced executive leadership changes as part of its succession planning process. William Restrepo, Nabors CFO, informed the Company of his intention to retire from his current position effective September 30, 2025. On that date, Mr. Restrepo will remain available as a Strategic Advisor to Anthony G. Petrello, Nabors Chairman, CEO and President.

Mr. Petrello, commented, “As Nabors CFO for the past 11 years, William has been instrumental in the Company’s success in refocusing in the drilling space, expanding our strength internationally and supporting Nabors’ technology leadership. He also contributed to the growth of Nabors Drilling Solutions. William was a key player in the divestiture of our Completions & Workover business, as well as the acquisitions of Tesco and Parker Wellbore. At the same time, he led our efforts to cut our debt in half, while navigating the pronounced industry cyclicality during his tenure. The company’s ability to withstand the severe industry downturns in 2015 and again in 2020 are a testament to his outstanding financial leadership.

“William’s accomplishments help position the Company for even more success in the future. I thank him for his contributions, and will continue to use his counsel as we transform Nabors over this exciting period.”

Nabors Senior Vice President – Operations Finance, Miguel Rodriguez, will progressively transition into the role of CFO over the next several months. Mr. Rodriguez joined Nabors in 2019, after spending more than 25 years in finance roles at SLB. These included several international postings with increasing responsibility, before leading the financial function for SLB’s Drilling Group. In his role at Nabors, Mr. Rodriguez revamped and streamlined the Operations Finance function, before adding the Company’s Treasury and Tax functions to his area of responsibility.

Mr. Petrello added, “I am excited for Miguel to take on the additional challenges of his new role. He has worked closely with William in preparing for this new position. Miguel has been a key member of our leadership team and has helped us align our cost and support structure during Nabors’ transformation and the recent industry cycles. Over the last few years, he has become increasingly involved in our capital markets transactions, our banking relationships and our global tax organization. I am confident he’s ready to take on his new responsibilities. I look forward to benefitting from his contributions and leadership.”

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

NEWS RELEASE

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara K. Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com.